UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2017 (May 4, 2017)

AXIS CAPITAL HOLDINGS LIMITED

(Exact Name Of Registrant As Specified In Charter)

Bermuda	001-31721	98-0395986
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

92 Pitts Bay Road

Pembroke, Bermuda HM 08

(Address of principal executive offices, including zip code)

(441) 496-2600

(Registrant’s telephone number, including area code)

Not applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e(4)(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

This Amendment No. 1 to Current Report on Form 8-K/A (the “Amendment”) amends the Current Report on Form 8-K filed by AXIS Capital Holdings Limited, a Bermuda company (the “Company”) on May 10, 2017 (the “Original Form 8-K”), which announced that Joseph Henry will retire from his position as Chief Financial Officer of the Company and Peter Vogt will be appointed as Chief Financial Officer effective January 1, 2018. At the time of the filing of the Original Form 8-K, the Company had not yet reached an agreement with Mr. Vogt with respect to the terms of his compensation as Chief Financial Officer or with Mr. Henry with respect to the terms of his separation from the Company.

Joseph Henry

On December 11, 2017, in connection with Mr. Henry’s notice of resignation, AXIS Specialty U.S. Services, Inc., a subsidiary of the Company, and Mr. Henry entered into a separation agreement (the “Separation Agreement”) and a consulting agreement (“Consulting Agreement”).

Under the terms of the Separation Agreement and in connection with Mr. Henry’s execution of a general release of claims and agreement to comply with the restrictive covenants in the Separation Agreement, Mr. Henry will receive a separation payment, which includes the payments and benefits required in connection with the Company’s non-renewal of Mr. Henry’s employment agreement and the accelerated vesting of his outstanding equity awards that remain unvested as of his separation date.

Under the terms of the Consulting Agreement, Mr. Henry will provide advisory services to the Company from January 1, 2018 until December 31, 2018, and he will receive a fee of $1.2 million in connection with these services.

Peter Vogt

On December 11, 2017, in connection with Mr. Vogt’s appointment as Chief Financial Officer of the Company, AXIS Specialty U.S. Services, Inc. entered into an employment agreement (the “Employment Agreement”) with Mr. Vogt with a term of January 1, 2018 through December 31, 2020.    Under the Employment Agreement, Mr. Vogt’s annual base salary will be $550,000, and he will be eligible to participate in the Company’s non-equity incentive plan at an incentive target of 100% of base salary. Mr. Vogt also will be eligible to participate in the Company’s 2017 Long Term Equity Compensation Plan (the “Plan”), with an annual target equity award valued at $900,000.    Mr. Vogt also will be entitled to participate in the employee benefit plans that the Company customarily makes available to its executive officers, and he will receive a one-time lump sum payment of $100,000 for relocation expenses. The Employment Agreement also includes severance arrangements in the event that Mr. Vogt’s employment is terminated upon his death or disability, by the Company without cause or by Mr. Vogt with good reason.

The foregoing summaries are qualified in their entirety by reference to the Separation Agreement, Consulting Agreement and Employment Agreement, copies of which will be filed as exhibits to the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 14, 2017

AXIS CAPITAL HOLDINGS LIMITED

By:	/s/ Conrad D. Brooks
Conrad D. Brooks
General Counsel